Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report on Form 10-K of Colombia Goldfields Ltd. for the fiscal year ended December 31, 2008, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)

the Annual Report on Form 10-K of Colombia Goldfields Ltd. for the fiscal year ended December 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

the information contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 2008, fairly presents in all material respects the financial condition and results of operations of Colombia Goldfields Ltd..

By: /s/ T. W. Lough Name: T. W. Lough Title: President and Principal Financial Officer Date: March 27, 2009